Exhibit 99.1

HUDSON TECHNOLOGIES receives EXTENSION OF Contract with the united states defense logistics agency

WOODCLIFF LAKE, NJ – MAY 28, 2026 – Hudson Technologies, Inc. (NASDAQ: HDSN), a leading provider of innovative and sustainable refrigerant products and services to the Heating, Ventilation, Air Conditioning, and Refrigeration industry - and one of the nation’s largest refrigerant reclaimers - today announced that it has received a bridge modification from the United States Defense Logistics Agency (“DLA”) extending the expiration date of its existing agreement from July 29, 2026 to November 29, 2026 with the option for two additional three-month extensions through February 28, 2027 and May 29, 2027, if necessary.

In July 2016, Hudson Technologies was awarded, as prime contractor, a five-year contract by the DLA for services including the management, supply, and sale of refrigerants, compressed gases, and cylinders. The contract included a five-year renewal option, which was exercised in July 2021.

In October 2025, Hudson Technologies successfully retained the contract (the “2025 DLA Contract”) following a standard competitive review and rebidding process conducted by the DLA. In January 2026, however, the Company was notified that a bid protest had been filed challenging the DLA’s evaluation methodology and subsequent award to Hudson Technologies. As a result, the DLA rescinded the 2025 DLA Contract award pending completion of its review process.

The contract extension bridges the current agreement while the DLA completes the rebidding process. During this period, Hudson Technologies will continue providing uninterrupted service to the DLA under the existing contract until the review of the 2025 award process and rebid is finalized.

Ken Gaglione, President and Chief Executive Officer of Hudson Technologies, commented, “We appreciate the DLA’s continued business and view this contract extension as a strong endorsement of the value Hudson has delivered throughout our more than 10-year relationship. We welcome this extension as an important next step in our longstanding commitment to supporting the DLA and its mission.”

About Hudson Technologies

Hudson Technologies, Inc. is a leading provider of innovative and sustainable refrigerant products and services to the Heating Ventilation Air Conditioning and Refrigeration industry. For nearly three decades, we have demonstrated our commitment to our customers and the environment by becoming one of the first in the United States and largest refrigerant reclaimers through multimillion dollar investments in the plants and advanced separation technology required to recover a wide variety of refrigerants and restoring them to Air-Conditioning, Heating, and Refrigeration Institute standard for reuse as certified EMERALD Refrigerants™. The Company's products and services are primarily used in commercial air conditioning, industrial processing and refrigeration systems, and include refrigerant and industrial gas sales, refrigerant management services consisting primarily of reclamation of refrigerants and RefrigerantSide® Services performed at a customer's site, consisting of system decontamination to remove moisture, oils and other contaminants. The Company’s SmartEnergy OPS® service is a web-based real time continuous monitoring service applicable to a facility’s refrigeration systems and other energy systems. The Company’s Chiller Chemistry® and Chill Smart® services are also predictive and diagnostic service offerings. As a component of the Company’s products and services, the Company also generates carbon offset projects.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained herein which are not historical facts constitute forward-looking statements. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, changes in the laws and regulations affecting the industry, changes in the demand and price for refrigerants (including unfavorable market conditions adversely affecting the demand for, and the price of, refrigerants), the Company's ability to source refrigerants, regulatory and economic factors, seasonality, competition, litigation, the nature of supplier or customer arrangements that become available to the Company in the future, adverse weather conditions, possible technological obsolescence of existing products and services, possible reduction in the carrying value of long-lived assets, estimates of the useful life of its assets, potential environmental liability, customer concentration, the ability to obtain financing, the ability to meet financial covenants under its existing credit facility, any delays or interruptions in bringing products and services to market, the timely availability of any requisite permits and authorizations from governmental entities and third parties as well as factors relating to doing business outside the United States, including changes in the laws, regulations, policies, and political, financial and economic conditions, including inflation, interest and currency exchange rates, of countries in which the Company may seek to conduct business, the Company’s ability to successfully integrate any assets it acquires from third parties into its operations, and other risks detailed in the Company's 10-K for the year ended December 31, 2025 and other subsequent filings with the Securities and Exchange Commission. The words "believe", "expect", "anticipate", "may", "plan", "should" and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Investor Relations Contact: John Nesbett/Jennifer Belodeau IMS Investor Relations (203) 972-9200 hudson@imsinvestorrelations.com	Company Contact: Brian Bertaux, CFO Hudson Technologies, Inc. (845) 735-6000 bbertaux@hudsontech.com